UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Main Street Priority Loan Program Facility with Commerce Bank of Arizona, Inc.

On December 29, 2020, EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC, and Ritter Transportation Systems, Inc. (collectively, the “Borrowers”), each of which is a subsidiary owned directly or indirectly by EVO Transportation & Energy Services, Inc. (the “Company”), entered into a Loan Agreement dated December 14, 2020 (the “Loan Agreement”) and related documents (together with the Loan Agreement, the “Loan Documents”) for a loan in the amount of up to $17,033,000 (the “Main Street Loan”) serviced by Commerce Bank of Arizona, Inc. (“Bank”) as lender under the Main Street Priority Loan Program authorized by Section 13(3) of the Federal Reserve Act.  The Borrowers and the Bank subsequently entered into a Modification Agreement to the Loan Agreement dated December 22, 2020 (the “Modification Agreement”) and a Second Modification Agreement to the Loan Agreement dated December 23, 2020 (the “Second Modification Agreement”).  The Borrowers used all of the net proceeds of the Main Street Loan to refinance a portion of the amount outstanding under the September 16, 2019 Financing Agreement discussed below and pay related prepayment premiums.

The Main Street Loan has a five-year term and bears interest at a rate equal to the sum of (i) 3% percent per year plus (ii) the rates per year quoted by Bank as Bank’s three month LIBOR rate based upon quotes of the London Interbank Offered Rate, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by Bank (the “LIBOR Index”).  Such interest rate will change once every third month on the fifth day of the month and will be the LIBOR Index on the day which is two banking days prior to the date the change becomes effective.

Accrued but unpaid interest on the Main Street Loan for loan year one (i.e., the period of December 14, 2020 to December 14, 2021) will be added to the principal amount of the Main Street Loan on December 14, 2021.  Following the end of loan year one, interest on the Main Street Loan will be payable quarterly on the 14th day of the last month of each calendar quarter (i.e., March 14, June 14, September 14, and December 14 of each year), with the first interest payment due on March 14, 2022. In addition, on December 14, 2023 and December 14, 2024, the Borrowers must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the Main Street Loan. The entire outstanding principal balance of the Main Street Loan, together with all accrued and unpaid interest, is due and payable in full on December 14, 2025. The Borrowers may prepay the Main Street Loan at any time without incurring any prepayment penalties.

The Loan Documents contain customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, cross default under other credit facilities, breaches of representations and covenants, and the occurrence of certain events. The Loan Documents also contain customary remedies for a facility of this type, exercisable following the occurrence of an event of default, including, among others, the rights to terminate Bank’s commitment under Loan Agreement, accelerate the maturity date, foreclose the liens and security interests securing the Main Street Loan, and all other rights and remedies available under the Loan Documents and applicable law.  As security for the Main Street Loan, the Borrowers granted Bank a security interest in and to substantially all of their respective properties, and the Company guaranteed the payment and performance of the Borrower’s obligations under the Loan Documents.

Second Omnibus Amendment to Antara Capital Loan Agreement

The Company previously filed a Current Report on Form 8-K on September 20, 2019, reporting, among other things, the Company’s entry into a $24.5 million financing agreement (the “Financing Agreement”) dated September 16, 2019 among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). On February 27, 2020, the Company entered into a Forbearance Agreement and Incremental Amendment to Financing Agreement (the “Incremental Amendment”), pursuant to which the Company obtained an additional $3,214,285.71 term loan commitments (the “Incremental Term Loans”) from Antara Capital Master Fund LP (“Antara Capital”) on the same terms as its existing term loan commitments provided under the Financing Agreement. On March 24, 2020, the Company entered into a forbearance agreement and second incremental amendment to financing agreement (the “Second Incremental Amendment”), pursuant to which the Company obtained an additional $3,061,224 in term loan commitments (the “Second Incremental Term Loans”) from Antara Capital on the same terms as its existing term loan commitments provided under the Financing Agreement.

Pursuant to the Incremental Amendment and Second Incremental Amendment, the Collateral Agent and other lenders agreed to forbear from exercising certain rights, remedies, powers, privileges, and defenses under the Financing Agreement and the other related loan documents during the forbearance period with respect to certain “Specified Defaults” (as defined in the amended Financing Agreement). On October 20, 2020, the Company entered into a second amendment to forbearance agreement and omnibus amendment to loan agreement (the “First Omnibus Amendment”). The First Omnibus Amendment extended the forbearance period until December 31, 2020.

On December 14, 2020, in connection with the Main Street Loan, the Company entered into a second omnibus amendment to loan documents (the “Second Omnibus Amendment”) to, among other things, authorize the Borrowers’ incurrence of the Main Street Loan and entry into the Loan Documents.  Pursuant to the Second Omnibus Amendment, the forbearance period was terminated, and the Collateral Agent and other lenders agreed to waive all existing defaults or events of default under the Financing Agreement, including all Specified Defaults, that occurred and were continuing as of the date of the Second Omnibus Amendment.  The Second Omnibus Amendment also extended the maturity date of the term loans under the Financing Agreement to the date that is ninety-one days after the fifth anniversary of the closing date of the Main Street Loan or the date that is ninety-one days after the date of payment in full in cash of all obligations in respect of the Main Street Loan, whichever occurs first.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Items 1.01 and 3.02 are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Main Street Loan, the Company contributed 100% of the issued and outstanding equity of Environmental Alternative Fuels, LLC (“EAF”) to EVO Holding Company, LLC (“EVO Holding”) with the consent of Danny Cuzick (“Cuzick”) as the holder of certain previously disclosed promissory notes that are secured in part by the assets of EAF.  In consideration of Cuzick’s consent to the contribution, the Company agreed to (a) indemnify Cuzick for up to $500,000 in connection with Cuzick’s guaranty of certain obligations of the Company and its subsidiaries to Mercedes-Benz Financial Services USA LLC and (b) issue to Cuzick a warrant (the “Cuzick Warrant”) to purchase up to 1,000,000 shares of common stock of the Company at the cost of $0.01 per share.  Cuzick is a member of the Company’s Board of Directors. The Cuzick Warrant was offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company did not pay any underwriter discounts or commissions in connection with the issuance of the Cuzick Warrant.

The foregoing summary descriptions of the material terms of the Loan Agreement, the Second Omnibus Amendment, the Modification Agreement, and the Second Modification Agreement are not complete and are qualified in their entireties by reference to the full text of the Loan Agreement, the Second Omnibus Amendment, the Modification Agreement, and the Second Modification Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Loan Agreement dated December 14, 2020 between EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC, Ritter Transportation Systems, Inc., as the Borrowers, EVO Transportation & Energy Services, Inc., as Guarantor, and Commerce Bank of Arizona, Inc.

4.2

Second Omnibus Amendment to Loan Documents dated December 14, 2020 between EVO Transportation & Energy Services, Inc., each subsidiary of EVO Transportation & Energy Services, Inc., various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

4.3

Modification Agreement dated December 22, 2020 between EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC, Ritter Transportation Systems, Inc., as the Borrowers, EVO Transportation & Energy Services, Inc., as Guarantor, and Commerce Bank of Arizona, Inc.

4.4

Second Modification Agreement dated December 23, 2020 between EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC, Ritter Transportation Systems, Inc., as the Borrowers, EVO Transportation & Energy Services, Inc., as Guarantor, and Commerce Bank of Arizona, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer